UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

STUBHUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2082924
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Greenwich Street, 59th Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-286000.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, $0.001 par value per share, of StubHub Holdings, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section titled “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-286000) initially filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2025, including exhibits, and as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 12, 2025	StubHub Holdings, Inc.

	By:	/s/ Eric H. Baker
	Name:	Eric H. Baker
	Title:	Founder and Chief Executive Officer